Filed Pursuant to Rule 424 (b)(3)
Registration No. 333-71052

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 15, 2002)
 32,463,100 Shares

SAXON CAPITAL, INC.

Common Stock

________________

This prospectus supplement relates to resales by selling stockholders of 32,463,100 shares of our common stock that are held by some of our current stockholders. The information contained in this prospectus supplement dated May 2, 2002 reflects facts or events that constitute a substantive change from or addition to the information set forth in the prospectus dated January 15, 2002, as amended or supplemented.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, theprospectus dated January 15, 2002, including any amendments or supplements thereto.

SEE RISK FACTORS BEGINNING ON PAGE 8 OF THE PROSPECTUS AND ON PAGE 22 OF OUR ANNUAL REPORT ON FORM 10-K WHICH IS PART OF THE CUMULATIVE PROSPECTUS SUPPLEMENT DATED APRIL 5, 2002 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK

_____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________

The information in the table appearing under the heading ‘‘Selling Stockholders’’ in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

SELLING STOCKHOLDERS

Name of Stockholder	Number Before Offering	Percent Before Offering	Shares Owned Shares Owned Number Offered	Number After Offering	Percent After Offering

Gulf International Bank (UK) Ltd	50,000	*	50,000	0	0%

The date of this prospectus supplement is May 2, 2002.